Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

RENOVORX, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Common Stock	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Equity	Preferred Stock	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Purchase Contracts	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Depositary Shares	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	-	-

Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$50,000,000 (1)	(1)	$50,000,000 (1)	$0.0001381	$6,905
	Total Offering Amounts					$50,000,000		$6,905
	Total Fees Previously Paid							-
	Total Fee Offsets							$3,625
	Net Fee Due							$3,280

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). There are being registered under this Registration Statement such indeterminate number of common stock, preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities, units, and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price not to exceed $50,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise, redemption or exchange of any other securities that provide for such conversion into, exercise for, redemption of or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of the Registrant’s common stock, par value $0.0001 per share, in connection with any stock dividend, stock split, stock distribution, recapitalization or other similar transactions effected without receipt of consideration that increase the number of outstanding shares of common stock. The proposed offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims	RenovoRx, Inc.	S-3	333-268302	November 10, 2022		$3,625.58	Unallocated (Universal) Shelf		(1)	$32,900,000
Fee Offset Sources	RenovoRx, Inc.	S-3	333-268302		November 10, 2022						$3,625

(1)	On November 10, 2022, the Registrant filed a registration statement on Form F-3 (File No. 333-268302) (the “Prior Registration Statement”), with a proposed maximum aggregate offering price of $50,000,000. In connection with the Prior Registration Statement, the Registrant paid an aggregate filing fee of $5,510. $17,100,000 of securities were sold under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Pursuant to Rule 457(p), the unused filing fee of $3,625 out of $5,510 in connection with the Prior Registration Statement is being applied to offset the registration fee due in connection with this Registration Statement.